UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 18, 2008

CYTTA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-139699	98-0505761
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Suite 640, 602–12th Avenue SW

Calgary, AB Canada  T2R 1J3
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (403) 613-7950

710 West 16th Avenue
Vancouver, B.C. Canada  V5Z 1S7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 – Other Events

Item 8.01 Other Events

On November 18, 2008, the Board of Directors approved a forward split of the Company’s common stock by 4:1, such that each shareholder shall receive 3 new shares for each one (1) old share of outstanding issued common stock.  Immediately following the forward-split, the number of shares of the Corporation’s outstanding issued common stock shall be increased from 6,050,000 shares to approximately 24,200,000 shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert Gosine

Robert Gosine, President